Exhibit 99.3

SUNCOKE ENERGY, INC.

UNAUDITED PRO FORMA COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

On August 12, 2015, SunCoke Energy Partners, L.P. (the “Partnership”) closed on its acquisition of Raven Energy LLC, a Delaware limited liability company (the “Raven Acquisition Transaction”).

Raven Acquisition Transaction

On July 20, 2015, the Partnership entered into a contribution agreement (the “Raven Contribution Agreement”) with Raven Energy Holdings, LLC (“Raven), a Delaware limited liability company , an affiliate of The Cline Group, pursuant to which the Partnership agreed to acquire, for a total transaction value of approximately $412.0 million, all of the equity interests in Raven Energy LLC, which owns certain associated real and personal property rights, including, specifically, the Convent Marine Terminal (“Convent Marine”), one of the largest export terminals on the United States Gulf Coast, located in Convent, St. James Parish, Louisiana. The consideration for the Raven Acquisition Transaction included (i) the issuance to Raven Holdings of a number of common units, representing limited partner interests in the Partnership, having an aggregate value of approximately $82.4 million, (ii) the assumption of a $114.6 million, six-year term loan from an affiliate of Raven Holdings, which is subject to customary covenants and acceleration provisions, (iii) $193.4 million in cash and (iv) $21.6 million in cash withheld to fund the completion of on-going capital improvements at Convent Marine.

On August 12, 2015, the Partnership closed on its acquisition of additional interests in Gateway Energy & Coke Company, LLC (the “Supplemental Gateway Transaction”).

Supplemental Gateway Transaction

On July 20, 2015, the Partnership, SunCoke and Sun Coal & Coke entered into a supplement (the “Gateway Supplement”) to that certain Contribution Agreement, dated January 12, 2015, pursuant to which the Partnership acquired a 75% limited liability company interest in Gateway Energy & Coke Company, LLC (“Gateway”). Pursuant to the Gateway Supplement, on August 12, 2015, the Partnership acquired an additional 23% limited liability company interest in Gateway, in exchange for a total transaction value of approximately $67.0 million.

The unaudited pro forma combined and consolidated financial statements of SunCoke Energy, Inc. (“SunCoke Energy”, “Company”, “we”, “our” and “us”) consist of a Combined and Consolidated Balance Sheet as of June 30, 2015 and Combined and Consolidated Statements of Operations for the fiscal year ended December 31, 2014 and 2013 and for the six months ended June 30, 2015 and 2014. The unaudited pro forma combined and consolidated financial statements included herein have been derived from the historical financial statements of the Company and Raven Energy LLC. Our consolidated financial statements include SunCoke Energy Partners, L.P., a publicly-traded partnership. The Partnership previously held a 75% interest in Gateway Energy & Coke Company LLC and its financial results are consolidated within the Company’s unaudited pro forma combined and consolidated financial statements. The unaudited pro forma combined and consolidated financial statements do not necessarily reflect what our financial position and results of operations would have been if we had operated as an independent, publicly-traded company during the periods shown. In addition, they are not necessarily indicative of our future results of operations or financial condition. The assumptions and adjustments give pro forma effect to events, described below, that are (i) directly attributable to the those events, (ii) factually supportable and (iii) with respect to the pro forma combined and consolidated financial statements, expected to have a continuing impact on the Company.

The actual adjustments may differ from the pro forma adjustments. The acquisition accounting related to the Raven acquisition is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. As a result, the excess of purchase price over the book value of assets acquired is currently recorded as goodwill. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined and consolidated financial information. Following completion of the opening balance sheet valuation related to the acquisition of Raven, the values assigned to the assets acquired and liabilities assumed will be finalized. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma combined and consolidated financial statements and the combined Company’s future results of operations and financial position. Areas in which adjustments have not yet been reflected include, but are not limited to, the valuation of property and equipment, contingent consideration, and intangible assets. Accordingly, the Company will continue to refine their identification and initial measurement of assets to be acquired and the liabilities to be assumed as further information becomes available. Any change in the amount of the final purchase price allocated to amortizable, definite-lived intangible assets or property and equipment, could materially affect the amount of amortization and depreciation expense recorded by the combined Company subsequent to the date of completion of the transactions.

The contribution by Sun Coal & Coke LLC (“Sun Coal & Coke”), a wholly owned subsidiary of SunCoke Energy, to the Partnership of 23% interest in Gateway will be recorded at SunCoke’s historical cost as it is considered to be a reorganization of entities under common control. The pro forma adjustments in the following unaudited pro forma Combined and Consolidated Statement of Operations for the fiscal year ended December 31, 2014 and the six months ended June 30, 2015 and 2014 have been prepared as if Sun Coal & Coke contributed its 23% interest in Gateway to the Partnership, and as if the Partnership acquired 100% interest in Raven on January 1, 2014. The pro forma adjustments in the following Unaudited Pro Forma Combined and Consolidated Balance Sheet as of June 30, 2015 have been prepared as if (i) Sun Coal & Coke’s contribution of its 23% interest in Gateway to the Partnership and (ii) the Partnership acquired 100% interest in Raven on June 30, 2015. The unaudited pro forma combined and consolidated financial statements should be read in conjunction with the notes accompanying such unaudited pro forma combined and consolidated financial statements and with the audited historical financial statements of the Company and of Raven incorporated by reference herein.

The unaudited pro forma combined and consolidated financial statements give effect to the following transactions:

•	the Partnership issuance (i) to Sun Coal & Coke of approximately $19.7 million of common units, representing a 2.8% limited partner interest in the Partnership, and (ii) to our general partner of $0.4 million of general partner interests in the Partnership to maintain its 2% general partner interest related to the additional 23% interest acquired in Gateway;

•	the Partnership issuance (i) to The Cline Group of approximately $82.4 million of common units, representing a 10.1% limited partner interest in the Partnership, (ii) to Sun Coal & Coke of approximately $30.0 million of common units, representing a 3.7% limited partner interest in the Partnership, and (iii) to our general partner of $2.3 million of general partner interests in the Partnership to maintain its 2% general partner interest related to the acquisition of Raven;

•	the contribution of a 23% interest in Gateway to the Partnership and corresponding adjustment to noncontrolling interest representing SunCoke’s 45.1% noncontrolling interest of the Partnership;

•	the borrowing of $185.0 million under the Partnership’s revolving credit facility used to finance a portion of the Raven acquisition;

•	the Partnership’s assumption of approximately $46.9 million of senior notes at 7.625% due 2019, inclusive of $0.6 million of accrued interest and a $1.7 million call premium;

•	the payment of transaction costs related to the acquisition of Raven and Gateway of $1.7 million;

•	the acquisition of 100% interest in Raven by the Partnership.

The deferred revenue included in Raven’s accrued liabilities represents revenue excluded from sales and other operating income related to the timing of revenue recognition on the Raven take-or-pay contracts. Cash received quarterly by Raven in excess of cash earned for services provided representing customers pro rata volume commitments under take-or-pay contracts is recorded as deferred revenue quarterly. Deferred revenue on take-or-pay contracts is recognized into income at year end for US GAAP purposes rather than quarterly as the contract minimums are based on annual requirements. For the six months ended June 30, 2015, Raven deferred $3.3 million in revenue for its take-or-pay contracts. For the six months ended June 30, 2014, Raven deferred $4.5 million in revenue for its take-or-pay contracts. The unaudited pro forma combined and consolidated financial statements do not necessarily reflect future results given the timing of new customer contracts and revenue recognition related to take-or-pay shortfalls.

SunCoke Energy, Inc.

Unaudited Pro Forma Combined and Consolidated Balance Sheet

As of June 30, 2015

($ in millions)

	SunCoke Energy Historical	Raven Historical	Pro Forma Adjustments - Gateway		Pro Forma Adjustments - Raven		SunCoke Energy Pro Forma
Assets
Cash and cash equivalents	$201.7	$55.0	(0.5	)(a)	185.0	(d)	$191.6
					(1.2	)(e)
					(193.4	)(f)
					(55.0	)(g)
Receivables	56.7	6.6	—		—		63.3
Receivables from affiliates, net	—	2.4	—		—		2.4
Inventories	107.6	1.7	—		—		109.3
Income tax receivable	6.9	—	—		—		6.9
Deferred income taxes	18.5	—	—		—		18.5
Other current assets	6.9	0.1	—		—		7.0

Total current assets	398.3	65.8	(0.5)		(64.6)		399.0

Investment in Brazilian cokemaking operations	41.0	—	—		—		41.0
Equity method investment in VISA SunCoke Limited	20.3	—	—		—		20.3
Properties, plants and equipment, net	1,453.0	137.5	—		—		1,590.5
Goodwill and other intangible assets, net	21.2	—	—		246.7	(h)	267.9
Deferred income taxes	—	—	—		—		—
Deferred charges and other assets	16.4	0.5	—		—		16.9

Total assets	$1,950.2	$203.8	$(0.5)		$182.1		$2,335.6

Liabilities and Equity
Accounts payable	$95.9	$0.2	$—		$—		$96.1
Accrued liabilities	43.3	6.6	—		—		49.9
Short-term debt	—	11.0	—		—		11.0
Interest payable	21.8	—	—		—		21.8

Total current liabilities	161.0	17.8	—		—		178.8

Long-term debt	699.1	101.9	—		185.0	(d)	986.0
Accrual for black lung benefits	44.6	—	—		—		44.6
Retirement benefit liabilities	32.1	—	—		—		32.1
Deferred income taxes	316.9	—	—		—		316.9
Asset retirement obligations	22.1	—	—		—		22.1
Other deferred credits and liabilities	14.6	—	—		—		14.6

Total liabilities	1,290.4	119.7	—		185.0		1,595.1

Equity
Parent net equity	—	84.1	—		(84.1	)(h)	—
Preferred Stock	—	—	—		—		—
Common Stock	0.7	—	—		—		0.7
Treasury Stock	(125.0)	—	—		—		(125.0)
Additional paid-in capital	541.2	—	(0.3	)(a)	(0.7	)(e)	540.9
			0.7	(b)
Accumulated other comprehensive loss	(17.3)	—	—		—		(17.3)
Retained earnings	(12.4)	—	—		—		(12.4)

Total SunCoke Energy, Inc. stockholders’ equity	387.2	84.1	0.4		(84.8)		386.9
Noncontrolling interests	272.6	—	(0.2	)(a)	(0.5	)(e)	353.6
			(0.7	)(b)	82.4	(f)

Total equity	659.8	84.1	(0.5)		(2.9)		740.5

Total liabilities and equity	$1,950.2	$203.8	$(0.5)		$182.1		$2,335.6

SunCoke Energy, Inc.

Unaudited Pro Forma Combined and Consolidated Statement of Operations

For the Six Months Ended June 30, 2015

($ in millions)

	SunCoke Energy Historical	Raven Historical	Pro Forma Adjustments - Gateway	Pro Forma Adjustments - Raven		SunCoke Energy Pro Forma
Revenues
Sales and other operating revenue	$671.5	$25.9	$—	$—		$697.4
Other income, net	0.7	0.2	—	—		0.9

Total revenues	$672.2	$26.1	$—	$—		$698.3
Costs and operating expenses
Cost of products sold and operating expenses	558.1	13.3	—	—		571.4
Selling, general and administrative expenses	32.0	—	—	—		32.0
Depreciation and amortization expense	50.2	3.6	—	—		53.8
Asset impairment	—	—	—	—		—

Total costs and operating expenses	640.3	16.9	—	—		657.2

Operating income	31.9	9.2	—	—		41.1
Interest expense	36.3	0.5	—	5.6	(i)	41.9
				(0.5	)(j)

Income (loss) before income tax (benefit) expense and loss from equity method investment	(4.4)	8.7	—	(5.1)		(0.8)
Income tax expense (benefit)	0.3	—	—	—		0.3
Loss from equity method investment	1.4	—	—	—		1.4

Net (loss) income	$(6.1)	$8.7	$—	$(5.1)		$(2.5)
Less: Net income attributable to noncontrolling interests	11.4	—	2.6 (c)	1.6	(k)	15.6

Net (loss) income attributable to SunCoke Energy, Inc.	$(17.5)	$8.7	$(2.6)	$(6.7)		$(18.1)

(Loss) earnings attributable to SunCoke Energy, Inc. per common share
Basic	$(0.27)	$0.13	$(0.04)	$(0.10)		$(0.28)
Diluted	$(0.27)	$0.13	$(0.04)	$(0.10)		$(0.28)
Weighted average number of common shares outstanding:
Basic	65.7	65.7	65.7	65.7		65.7
Diluted	65.7	65.7	65.7	65.7		65.7

SunCoke Energy, Inc.

Unaudited Pro Forma Combined and Consolidated Statement of Operations

For the Six Months Ended June 30, 2014

($ in millions)

	SunCoke Energy Historical	Raven Historical	Pro Forma Adjustments - Gateway	Pro Forma Adjustments - Raven		SunCoke Energy Pro Forma
Revenues
Sales and other operating revenue	$729.7	$24.9	$—	$—		$754.6
Other income, net	2.1	2.2	—	—		4.3

Total revenues	$731.8	$27.1	$—	$—		$758.9
Costs and operating expenses
Cost of products sold and operating expenses	594.0	9.0	—	—		603.0
Selling, general and administrative expenses	43.8	—	—	—		43.8
Depreciation and amortization expense	57.6	3.6	—	—		61.2
Asset impairment	103.1	—	—	—		103.1

Total costs and operating expenses	798.5	12.6	—	—		811.1

Operating income	(66.7)	14.5	—	—		(52.2)
Interest expense	39.2	1.1	—	5.6	(i)	44.8
				(1.1	)(j)

Income (loss) before income tax (benefit) expense and loss from equity method investment	(105.9)	13.4	—	(4.5)		(97.0)
Income tax expense (benefit)	(55.0)	—	—	—		(55.0)
Loss from equity method investment	1.5	—	—	—		1.5

Net (loss) income	$(52.4)	$13.4	$—	$(4.5)		$(43.5)
Less: Net income attributable to noncontrolling interests	4.6	—	3.9 (c)	4.0	(k)	12.5

Net (loss) income attributable to SunCoke Energy, Inc.	$(57.0)	$13.4	$(3.9)	$(8.5)		$(56.0)

(Loss) earnings attributable to SunCoke Energy, Inc. per common share
Basic	$(0.82)	$0.19	$(0.06)	$(0.12)		$(0.81)
Diluted	$(0.82)	$0.19	$(0.06)	$(0.12)		$(0.81)
Weighted average number of common shares outstanding:
Basic	69.6	69.6	69.6	69.6		69.6
Diluted	69.6	69.6	69.6	69.6		69.6

SunCoke Energy, Inc.

Unaudited Pro Forma Combined and Consolidated Statement of Operations

For the Year Ended December 31, 2014

($ in millions)

	SunCoke Energy Historical	Raven Historical	Pro Forma Adjustments - Gateway	Pro Forma Adjustments - Raven		SunCoke Energy Pro Forma
Revenues
Sales and other operating revenue	$1,490.7	$59.7	$—	$—		$1,550.4
Other income, net	13.1	0.5	—	—		13.6

Total revenues	$1,503.8	$60.2	$—	$—		$1,564.0
Costs and operating expenses
Cost of products sold and operating expenses	1,213.0	14.0	—	—		1,227.0
Selling, general and administrative expenses	96.6	—	—	—		96.6
Depreciation and amortization expense	106.3	7.2	—	—		113.5
Asset impairment	150.3	—	—	—		150.3

Total costs and operating expenses	1,566.2	21.2	—	—		1,587.4

Operating income	(62.4)	39.0	—			(23.4)
Interest expense	63.1	1.9	—	11.2	(i)	74.3
				(1.9	)(j)

Income (loss) before income tax (benefit) expense and loss from equity method investment	(125.5)	37.1	—	(9.3)		(97.7)
Income tax expense (benefit)	(58.8)	—	—	—		(58.8)
Loss from equity method investment	35.0	—	—	—		35.0

Net (loss) income	$(101.7)	$37.1	$—	$(9.3)		$(73.9)
Less: Net income attributable to noncontrolling interests	24.3	0.1	8.0 (c)	12.4	(k)	44.8

Net (loss) income attributable to SunCoke Energy, Inc.	$(126.0)	$37.0	$(8.0)	$(21.7)		$(118.7)

(Loss) earnings attributable to SunCoke Energy, Inc. per common share
Basic	$(1.83)	$0.54	$(0.12)	$(0.32)		$(1.73)
Diluted	$(1.83)	$0.54	$(0.12)	$(0.32)		$(1.73)
Weighted average number of common shares outstanding:
Basic	68.8	68.8	68.8	68.8		68.8
Diluted	68.8	68.8	68.8	68.8		68.8

SunCoke Energy, Inc.

Unaudited Pro Forma Combined and Consolidated Statement of Operations

For the Year Ended December 31, 2013

($ in millions)

	SunCoke Energy Historical	Raven Historical	SunCoke Energy Pro Forma
Revenues
Sales and other operating revenue	$1,633.5	$38.0	$1,671.5
Other income, net	14.2	0.5	14.7

Total revenues	$1,647.7	$38.5	$1,686.2
Costs and operating expenses
Cost of products sold and operating expenses	1,348.0	16.9	1,364.9
Selling, general and administrative expenses	92.4	—	92.4
Depreciation and amortization expense	96.0	7.1	103.1
Asset impairment	—	—	—

Total costs and operating expenses	1,536.4	24.0	1,560.4

Operating income	111.3	14.5	125.8
Interest expense	52.3	2.2	54.5

Income before income tax (benefit) expense and loss from equity method investment	59.0	12.3	71.3
Income tax expense (benefit)	6.7	—	6.7
Loss from equity method investment	2.2	—	2.2

Net income	$50.1	$12.3	$62.4
Less: Net income attributable to noncontrolling interests	25.1	0.1	25.2

Net income attributable to SunCoke Energy, Inc.	$25.0	$12.2	$37.2

Earnings attributable to SunCoke Energy, Inc. per common share
Basic	$0.36	$0.17	$0.53
Diluted	$0.36	$0.17	$0.53
Weighted average number of common shares outstanding:
Basic	69.9	69.9	69.9
Diluted	70.2	70.2	70.2

Notes to Unaudited Pro Forma Financial Statements

1. Basis of Presentation

The unaudited pro forma combined and consolidated financial statements of SunCoke Energy, Inc. (“SunCoke Energy”, “Company”, “we”, “our” and “us”) consist of a Combined and Consolidated Balance Sheet as of June 30, 2015 and Combined and Consolidated Statements of Operations for the fiscal year ended December 31, 2014 and 2013 and for the six months ended June 30, 2015 and 2014. The unaudited pro forma combined and consolidated financial statements included herein have been derived from the historical financial statements of the Company and Raven Energy LLC (“Raven”). Our consolidated financial statements include SunCoke Energy Partners, L.P. (the “Partnership”), a publicly-traded partnership. The Partnership previously held a 75% interest in Gateway Energy & Coke Company LLC (“Gateway”) and its financial results are consolidated within the Company’s unaudited pro forma combined and consolidated financial statements. The unaudited pro forma combined and consolidated financial statements do not necessarily reflect what our financial position and results of operations would have been if we had operated as an independent, publicly-traded company during the periods shown. In addition, they are not necessarily indicative of our future results of operations or financial condition given the timing of new contracts and revenue recognition related to take-or-pay shortfalls. The assumptions and adjustments give pro forma effect to events, described below, that are (i) directly attributable to the those events, (ii) factually supportable and (iii) with respect to the pro forma combined and consolidated financial statements, expected to have a continuing impact on the Company. The actual adjustments may differ from the pro forma adjustments.

The unaudited pro forma combined and consolidated financial statements give effect to the following transactions:

•	the Partnership issuance (i) to Sun Coal & Coke of approximately $19.7 million of common units, representing a 2.8% limited partner interest in the Partnership and (ii) to our general partner of $0.4 million of general partner interests in the Partnership to maintain its 2% general partner interest related to the additional 23% interest acquired in Gateway;

•	the Partnership issuance (i) to The Cline Group of approximately $82.4 million of common units, representing a 10.1% limited partner interest in the Partnership, (ii) to Sun Coal & Coke of approximately $30.0 million of common units, representing a 3.7% limited partner interest in the Partnership and (iii) $2.3 million of general partner interests in the Partnership to maintain its 2% general partner interest related to the acquisition of Raven;

•	the contribution of a 23% interest in Gateway to the Partnership and corresponding adjustment to noncontrolling interest representing SunCoke’s 45.1% noncontrolling interest of the Partnership;

•	the borrowing of $185.0 million under the Partnership’s revolving credit facility used to finance a portion of the Raven acquisition;

•	the Partnership’s assumption of approximately $46.9 million of senior notes at 7.625% due 2019, inclusive of $0.6 million of accrued interest and a $1.7 million call premium;

•	the payment of transaction costs related to the acquisition of Raven and Gateway of $1.7 million;

•	the acquisition of 100% interest in Raven by the Partnership.

2. Pro Forma Adjustments and Assumptions

Gateway

A general description of the Gateway transactions and adjustments is provided as follows:

(a) reflects payment of $0.5 million in other structuring and transaction costs.

(b) reflects $0.7 million of the Partnership’s public common unitholders allocation of the $1.6 million of excess consideration of $67.0 million over the book value of $65.4 million of the Partnership’s noncontrolling interest.

(c) reflects increase in net income attributable to noncontrolling interest from the 23% increase in the Partnership’s interest in Gateway and SunCoke’s increase in noncontrolling interest in the Partnership.

Raven

A general description of the Raven transactions and adjustments is provided as follows:

(d) reflects the borrowing of $185.0 million under the Partnership’s revolving credit facility.

(e) reflects payment of $1.2 million in other structuring and transaction costs.

(f) represents the distribution of cash to Raven of $193.4 million calculated as purchase price for Raven of $412.0 million less; (i) $21.6 million retained by the Partnership for the remaining capital expenditure project in progress, (ii) debt assumed by the Partnership of $114.6 million, and (iii) $82.4 million of common units issued for the purchase of Raven.

(g) represents an adjustment to cash reflecting Raven’s cash on balance sheet at June 30, 2015, which will be retained by the Seller.

(h) represents goodwill of $246.7 million, calculated as the purchase price of $412.0 million less; (i) $21.6 million retained by the Partnership for the remaining capital expenditure project in progress, (ii) $114.6 million of debt included in Raven’s historical balance sheet to be assumed by the Partnership, and (iii) net book value of $29.1 million representing Raven’s assets and liabilities exclusive of the cash on Raven’s historical balance sheet to be retained by the Seller.

(i) reflects the interest expense related to the revolver and term debt assumed by the Partnership from Raven as if transaction incurred on January 1, 2014. The interest expense for the revolver issued of $185.0 million and term debt assumed from Raven of $114.6 million was $11.2 million, $5.6 million and $5.6 million for the year ended December 31, 2014 and the six months ended June 30, 2015 and 2014, respectively. Interest expense was computed using an assumed interest rate of 2.75% for the revolver and 6.0% for Raven’s term debt assumed. Included in the interest expense computation is a reduction of commitment fees, 0.4% of unutilized balance, from the $185.0 million borrowing on the revolver. The Partnership’s revolving credit facility has an agreed upon interest rate of LIBOR plus 250 basis points. A 0.125% increase in the assumed interest rate on the revolver would increase annual interest expense by $0.2 million, while a 0.125% decrease in the assumed interest rate would decrease annual interest expense by $0.2 million.

(j) reflects the restating of Raven’s historical interest expense. The debt assumed from Raven has been negotiated with the lender to reflect a fixed interest rate of 6.0%. The interest rate represented in Raven’s historical income statement was based on a market rate.

(k) reflects the restating of Raven’s historical noncontrolling interest to SunCoke’s 45.1% noncontrolling interest in the Partnership. The Partnership purchased 100% of Raven’s equity.

3. Pro Forma Earnings per Share

Pro forma earnings per share is determined by dividing the pro forma net income (loss) available to SunCoke Energy, Inc. by the weighted average number of shares outstanding after the Gateway and Raven transactions. Except where the results would be anti-dilutive, diluted earnings per share has been computed to give effect to share-based compensation awards using the treasury stock method. For purposes of this calculation, we assumed that the weighted average number of shares outstanding for basic and diluted was 65.7 million for the six months ended June 30, 2015. We assumed that the weighted average number of shares outstanding for basic and diluted was 68.8 million for the year ended December 31, 2014. We assumed that the weighted average number of shares outstanding for basic and diluted was 69.6 million for the six months ended June 30, 2014.